Exhibit 11

                       United States Cellular Corporation
       Computation of Earnings Per Common Share and Series A Common Share
                (Dollars in thousands, except per share amounts)


Three Months Ended September 30,                            1996     1995
--------------------------------                          -------   -------

     Primary Earnings
       Net Income Available to Common                     $26,140   $32,263
                                                          =======   =======

     Primary Shares
       Weighted average number of Common and Series A
         Common Shares Outstanding                         86,092    82,934


       Additional shares assuming issuance of:
         Options and Stock Appreciation Rights                 66        77
         Redeemable Preferred Shares                           --       622
         Common Shares Issuable                                --       928
                                                          -------   -------
       Primary Shares                                      86,158    84,561
                                                          =======   =======

     Primary Earnings per Common Share
       Net Income                                         $   .30   $   .38
                                                          =======   =======

     Fully Diluted Earnings*
       Net Income Available to Common, as reported        $26,140   $32,263
       Interest expense eliminated as a result of the
         pro forma conversion of Convertible Debentures     1,926     2,207
                                                          -------   -------
       Net Income Available to Common, as adjusted         28,066    34,470
                                                          =======   =======

     Fully Diluted Shares
       Weighted average number of Common and Series A
         Common Shares Outstanding                         86,092    82,934


         Additional shares assuming issuance of:
             Options and Stock Appreciation Rights             67        93
             Redeemable Preferred Shares                       --       622
             Common Shares Issuable                            --       928
             Conversion of Convertible Debentures           7,059     7,059
                                                          -------   -------
         Fully Diluted Shares                              93,218    91,636
                                                          =======   =======


     Fully Diluted Earnings per Common Share
       Net Income                                         $   .30   $   .38
                                                          =======   =======



* This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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                                                                      Exhibit 11

                       United States Cellular Corporation
       Computation of Earnings Per Common Share and Series A Common Share
                (Dollars in thousands, except per share amounts)


Nine Months Ended September 30,                             1996      1995
--------------------------------------------------------------------------------

     Primary Earnings
       Net Income Available to Common                     $118,582   $79,950
                                                          ========   =======

     Primary Shares
       Weighted average number of Common and Series A
         Common Shares Outstanding                          85,696    82,112


       Additional shares assuming issuance of:
         Options and Stock Appreciation Rights                  85        68
         Redeemable Preferred Shares                            68       674
         Common Shares Issuable                                153       992
                                                          --------   -------
       Primary Shares                                       86,002    83,846
                                                          ========   =======

     Primary Earnings per Common Share
       Net Income                                         $   1.38   $   .95
                                                          ========   =======

     Fully Diluted Earnings*
       Net Income Available to Common, as reported        $118,582   $79,950
       Interest expense eliminated as a result of the
         pro forma conversion of Convertible Debentures      5,665     2,597
                                                          --------   -------
     Net Income Available to Common, as adjusted           124,247    82,547
                                                          ========   =======

     Fully Diluted Shares
       Weighted average number of Common and Series A
         Common Shares Outstanding                          85,696    82,112


         Additional shares assuming issuance of:
             Options and Stock Appreciation Rights              85       133
             Redeemable Preferred Shares                        68       674
             Common Shares Issuable                            153       992
             Conversion of Convertible Debentures            7,059     2,767
                                                          --------   -------
         Fully Diluted Shares                               93,061    86,678
                                                          ========   =======


     Fully Diluted Earnings per Common Share
       Net Income                                         $   1.34   $   .95
                                                          ========   =======


* This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



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